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                                                                    Exhibit 99.2

                           J.P. MORGAN SECURITIES INC.

                                  $850,000,000

                            Mirant North America, LLC
                        Mirant North America Escrow, LLC
                                MNA Finance Corp.

                          7.375% Senior Notes due 2013

                               Purchase Agreement

                                                               December 20, 2005

J.P. Morgan Securities Inc.
   as Representative of the
   several Initial Purchasers listed
   in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     Mirant North America Escrow, LLC, a Delaware limited liability company ("Escrow LLC"), Mirant North America, LLC, a Delaware limited liability company ("MNA" and together with Escrow LLC, the "LLC Issuer") and MNA Finance Corp. (the "Corp. Co-Issuer" and, together with the LLC Issuer, the "Issuers"), propose to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the "Initial Purchasers"), for whom you are acting as representative (the "Representative"), $850,000,000 principal amount of their 7.375% Senior Notes due 2013 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of December 23, 2005 (as amended, supplemented or otherwise modified from time to time, the "Indenture") among the Issuers, the guarantors listed on Schedule 2 hereto (the "Guarantors") and Law Debenture Trust Company of New York, as trustee (the "Trustee").

     The Securities are being issued in connection with the emergence of MNA and its subsidiaries from Chapter 11 proceedings. The Securities will be initially issued by Escrow LLC and the Corp. Co-Issuer. On or prior to emergence, Escrow LLC will merge with and into MNA, with MNA as the surviving entity (the "Merger"). Upon the consummation of the Merger, (i) MNA will assume all of the obligations of Escrow LLC, (ii) Corp. Co-Issuer will become a direct, wholly-owned subsidiary of MNA and (iii) the guarantee of the Securities on an unsecured senior basis by each of the subsidiaries of

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the LLC Issuer listed on Schedule 2 hereto (the "Guarantees") will, without any further act, become effective.

     For the purposes of this Agreement, (i) the term "Plan of Reorganization" means the Amended and Restated Second Amended Joint Chapter 11 Plan of Reorganization for Mirant Corporation and its Affiliated Debtors, dated as of December 7, 2005, Case No. 03-46590 filed in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, as confirmed by the order of the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division dated December 9, 2005 (the "Confirmation Order"), (ii) the term "Credit Agreement" means the Credit Agreement to be entered into as of January 3, 2006 among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders parties thereto, (iii) the term "Emergence Transactions" means the various transactions set forth in the Plan of Reorganization entered into by MNA and its affiliates in connection with the Emergence Date (as defined below) and substantial consummation of the Plan of Reorganization, including without limitation, the various corporate restructuring transactions outlined in the Plan of Reorganization (other than the contribution of Mirant Energy Trading LLC to the MNA which shall occur no later than 60 days after the Emergence
Date), the issuance of the Securities, borrowings made under the Credit Agreement on the Emergence Date and the application of a portion of the proceeds of such financings in accordance with such Plan of Reorganization, and (iv) the term "Emergence Date" means the date on which Section 12.2 of the Plan of Reorganization (Conditions Precedent to the Occurrence of the Effective Date) shall have been satisfied, the Emergence Transactions shall have occurred and the Plan of Reorganization shall have been substantially consummated.

     On or prior to the Closing Date (as defined below), the Issuers will enter into an escrow agreement in form and substance reasonably satisfactory to the Representative (the "Escrow Agreement"), and will deposit in cash into an escrow account (the "Escrow Account") with Deutsche Bank Trust Company Americas, as escrow agent (the "Escrow Agent"), (a) the gross proceeds of the offering of the Securities (the "Proceeds") and (b) an additional $2,960,243.06 (the "Additional Escrow Amount" and, together with the Proceeds, the "Escrow Funds"), such that the Escrow Funds are in an amount sufficient to redeem the Securities at a price equal to the issue price of the Securities, plus accrued and unpaid interest from and including the Closing Date to but excluding January 10, 2006. If (i) the conditions contained in the Escrow Agreement for the release of the Escrow Funds are not satisfied, (ii) the Plan of Reorganization shall have been amended and such amendments are materially adverse to the holders of the Securities or
(iii) the Plan of Reorganization shall have been terminated, in each case on or prior to January 6, 2006, the Securities shall be mandatorily redeemed. The Escrow Agreement shall provide that the Escrowed Funds shall only be released pursuant to the terms of the Escrow Agreement.

     The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Issuers have prepared a preliminary offering memorandum

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dated December 10, 2005 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Issuers and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuers to the Initial Purchasers pursuant to the terms of this Agreement. The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

     At or prior to the time when sales of the Securities were first made (the "Time of Sale"), the Issuers had prepared the following information (collectively, the "Time of Sale Information"): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto, including a term sheet substantially in the form of Annex B if such term sheet has been prepared at the Time of Sale.

     Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Issuers and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

     Each of the Issuers hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

     1. Purchase and Resale of the Securities. (a) The Issuers agree to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 100% of the principal amount thereof plus accrued interest, if any, from December 23, 2005 to the Closing Date. The Initial Purchasers' Commission with respect to the Securities shall equal 2.25% of the aggregate principal amount of the Securities (the "Initial Purchasers' Commission") and shall be payable only in the event if the Escrow Funds are released to the Issuers. The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.


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     (b) The Issuers understand that the Initial Purchasers intend to offer the
Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

          (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

          (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

          (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

               (A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act ("Rule 144A") and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

               (B) in accordance with the restrictions set forth in Annex C hereto.

     (c) Each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(f) and 5(g), counsel for the Issuers and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

     (d) The Issuers acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

     (e) The Issuers and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm's length contractual counterparty to the Issuers and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as


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financial advisors or fiduciaries to, or agents of, the Issuers, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Issuers, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Issuers or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Issuers, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Issuers, the Guarantors or any other person.

     2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, at 10:00 A.M., New York City time, on December 23, 2005, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Issuers may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

     (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the Escrow Account against delivery to the nominee of The Depository Trust Company ("DTC"), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

     (c) Delivery of the Securities by the Issuers shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers pursuant to Section 2(b). The Issuers will pay to the Initial Purchasers the Initial Purchasers' Commission immediately upon the release of the Escrow Funds to the Issuers (in which event the Issuers shall direct the Escrow Agent to pay such commission from the Escrow Funds as provided in the Escrow Agreement).

     3. Representations and Warranties of the Issuers and the Guarantors. Each of the Issuers and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that:

     (a) Offering Memorandum. The Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact


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necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum.

     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in such Time of Sale Information. Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Issuers (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the documents listed on Annex A hereto and other written communications approved in writing in advance by the Representative

     (c) Financial Statements. The financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum present fairly, in all material respects, the financial position of the LLC Issuer and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the LLC Issuer and its subsidiaries and presents fairly, in all material respects, the information included therein; and the pro forma financial information and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum has been prepared in accordance with the Commission's rules and guidance with respect to pro forma financial information, except as disclosed in each of the Time of Sale Information and the Offering Memorandum, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.

     (d) No Material Adverse Change. Since the date of the most recent financial statements included in each of the Time of Sale Information and the Offering Memorandum, (i) there has not been any change in the capital stock or long-term debt


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of the LLC Issuer or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the LLC Issuer on any class of its equity interests, or any material adverse change, or, to the knowledge of the Issuers and the Guarantors, any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the LLC Issuer and its subsidiaries taken as a whole other than in the ordinary course of business;
(ii) neither the LLC Issuer nor any of its subsidiaries has entered into any transaction or agreement that is material to the LLC Issuer and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the LLC Issuer and its subsidiaries taken as a whole; and
(iii) neither the LLC Issuer nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

     (e) Organization and Good Standing. The LLC Issuer and each of its subsidiaries have been duly organized and are validly existing as a limited liability company or corporation, as the case may be, and are in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, properties, financial position, results of operations or prospects of the LLC Issuer and its subsidiaries taken as a whole or on the performance by the Issuers and the Guarantors of their obligations under the Securities and the Guarantees (a "Material Adverse Effect"). The LLC Issuer does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 to this Agreement.

     (f) Capitalization. The LLC Issuer has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading "Capitalization"; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the LLC Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the LLC Issuer, and, except as described in each of the Time of Sale Information and the Offering Memorandum, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.


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     (g) Due Authorization. The Issuers and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including each Guarantee set forth therein), the Exchange Securities, the Registration Rights Agreement and the Escrow Agreement (such documents, together with the Plan of Reorganization, the "Transaction Documents") and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

     (h) The Indenture. On or prior to the Closing Date, the Indenture will have been duly authorized by the Issuers and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuers and each of the Guarantors enforceable against the Issuers and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (collectively, the "Enforceability Exceptions"); and as of each of the Closing Date and the Emergence Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

     (i) The Securities and the Guarantees. The Securities have been duly authorized by the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

     (j) The Exchange Securities. On the Closing Date, the Exchange Securities (including the related guarantees) will have been duly authorized by the Issuers and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement and the Indenture, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers, as issuers, and each of the Guarantors, as guarantor, enforceable against the Issuers and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.


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     (k) Escrow Agreement. The Escrow Agreement has been duly authorized by the
Issuers and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of the Issuers enforceable against the Issuers in accordance with its terms, subject to the Enforceability Exceptions.

     (l) Purchase and Registration Rights Agreements. This Agreement has been duly authorized, executed and delivered by the Issuers and each of the Guarantors; and the Registration Rights Agreement has been duly authorized by the Issuers and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuers and each of the Guarantors enforceable against the Issuers and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

     (m) Other Transaction Documents. On or prior to the Emergence Date, each of the Agreement and Plan of Merger between Escrow LLC and the LLC Issuer (the "Merger Agreement") and the Credit Agreement will have been duly authorized by the Issuers and, to the extent a party thereto, their subsidiaries and, when executed and delivered in accordance with their terms by the Issuers and, to the extent a party thereto, their subsidiaries, and each of the Merger Agreement and the Credit Agreement will constitute a valid and legally binding agreement of the Issuers and, to the extent a party thereto, their subsidiaries, enforceable against the Issuers and, to the extent a party thereto, their subsidiaries in accordance with their respective terms, subject to the Enforceability Exceptions. None of the Issuers has any reason to believe that any conditions precedent to the consummation of the Merger pursuant to the terms of the Merger Agreement will not be fulfilled on or prior to the Emergence Date.

     (n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

     (o) No Violation or Default. Neither the LLC Issuer nor any of its subsidiaries is (i) in violation of its limited liability company agreement, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the LLC Issuer or any of its subsidiaries is a party or by which the LLC Issuer or any of its subsidiaries is bound or to which any of the property or assets of the LLC Issuer or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


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     (p) No Conflicts. The execution, delivery and performance by the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except for those created under the Transaction Documents, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the LLC Issuer or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the LLC Issuer or any of its subsidiaries is a party or by which the LLC Issuer or any of its subsidiaries is bound or to which any of the property or assets of the LLC Issuer or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the LLC Issuer or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Issuers and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (x) which shall have been obtained or made on or prior to the Closing Date and (y) as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

     (r) Legal Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the LLC Issuer or any of its subsidiaries is or may be a party or to which any property of the LLC Issuer or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the LLC Issuer or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Issuers and each of the Guarantors, threatened by any governmental or regulatory authority or by others.


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     (s) Independent Accountants. To the knowledge of the Issuers and each of the Guarantors, KPMG LLP, who have certified certain financial statements of the LLC Issuer and its subsidiaries are independent public accountants with respect to the LLC Issuer and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder and Rule 2-01 of Regulation S-X of the Securities Act.

     (t) Title to Real and Personal Property. The LLC Issuer and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the LLC Issuer and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) secure obligations under the Credit Agreement, (ii) do not materially interfere with the use made and proposed to be made of such property by the LLC Issuer and its subsidiaries or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (u) Title to Intellectual Property. The LLC Issuer and its subsidiaries possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and the LLC Issuer and its subsidiaries have not received any written notice of any claim of infringement of, or written notice of any conflict with, any such rights of others.

     (v) No Undisclosed Relationships. No material relationship, direct or indirect, exists between or among the LLC Issuer or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the LLC Issuer or any of its subsidiaries, on the other, that is not described in each of the Time of Sale Information and the Offering Memorandum.

     (w) Investment Company Act. Neither the LLC Issuer nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act").

     (x) Public Utility Holding Company Act. Neither the LLC Issuer nor any of its subsidiaries (1) is a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA") or (2) is subject to any regulation under the PUHCA or the Federal Power Act restricting its ability to incur Indebtedness (as such term is defined in the Indenture) or execute or perform their respective obligations under this Agreement or the Indenture.

     (y) Taxes. Except as described in each of the Time of Sale Information and the Offering Memorandum, the LLC Issuer and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof or have adequately reserved for the payment thereof; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the LLC Issuer or any of its subsidiaries or any of their respective properties or assets, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (z) Licenses and Permits. The LLC Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither the LLC Issuer nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or believes that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (aa) No Labor Disputes. No labor disturbance by, or dispute with, employees of Mirant Services, LLC, the LLC Issuer or any of its subsidiaries exists or, to the best knowledge of the Issuers and each of the Guarantors, is threatened and neither the Issuers nor any Guarantor knows of any existing or imminent labor disturbance by, or dispute with, the employees of any of Mirant Services, LLC, the LLC Issuer or any of the LLC Issuer's subsidiaries' principal suppliers, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (bb) Compliance With Environmental Laws. (i) The LLC Issuer and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, or natural resources or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the LLC Issuer or its subsidiaries, except in the case of each of (i) and (ii) of this paragraph, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be threatened, against the LLC Issuer or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the LLC Issuer and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the LLC Issuer and its subsidiaries, and (z) none of the LLC Issuer and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

     (cc) Compliance With ERISA, (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered, contributed to or required to be contributed to by the LLC Issuer or any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the "Code")) for employees or former employees of the LLC Issuer or any member of its Controlled Group (each, a "Plan") has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iii) neither the LLC Issuer nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA); (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered, contributed to or required to be contributed to by the LLC Issuer or any of its subsidiaries excluding transactions effected pursuant to a statutory or administrative exemption; and (v) except as disclosed in the Offering Memorandum, as of December 31, 2004, the Plans subject to Title IV of ERISA have no unfunded accumulated benefit obligations or unfunded projected benefit obligation, as calculated in accordance with FASB Statement No. 132R, except, with respect to the foregoing clauses (i) through (v), as would not reasonably be expected, individually on in the aggregate, to have a Material Adverse Effect.

     (dd) Accounting Controls. The LLC Issuer and its subsidiaries maintain systems of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses in the LLC Issuer's and its subsidiaries' internal control over financial reporting.

     (ee) Insurance. The LLC Issuer and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption and products liability insurance, which insurance is in amounts and insures against such losses and risks as are customary for the businesses of the LLC Issuer and its subsidiaries; and neither the LLC Issuer nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

     (ff) No Unlawful Payments. Neither the LLC Issuer nor any of its subsidiaries nor, to the knowledge of the LLC Issuer and its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the LLC Issuer or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (gg) Compliance with Money Laundering Laws. The operations of the LLC Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the LLC Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the LLC Issuer, threatened.

     (hh) Compliance with OFAC. None of the LLC Issuer, any of its subsidiaries or, to the knowledge of the Issuers, any director, officer, agent or employee of the LLC Issuer or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the LLC Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     (ii) Solvency. On and immediately after the Emergence Date, the Issuers (after giving effect to the issuance of the Securities, the consummation of the Plan of Reorganization, and the Emergence Transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Issuers is not less than the total amount required to pay the liabilities of the Issuers on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Issuers are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business;
(iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Issuers are not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Issuers are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Issuers are engaged; and (v) the Issuers are not defendants in any civil action that would result in a judgment that the Issuers are or would become unable to satisfy.

     (jj) No Restrictions on Subsidiaries. Except as described in each of the Time of Sale Information and in the Offering Memorandum or as permitted under the Indenture, no subsidiary of the LLC Issuer (other than subsidiaries remaining in bankruptcy as described in each of the Time of Sale Information and in the Offering

Memorandum) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the LLC Issuer, from making any other distribution on such subsidiary's capital stock, from repaying to the LLC Issuer any loans or advances to such subsidiary from the LLC Issuer or from transferring any of such subsidiary's properties or assets to the LLC Issuer or any other subsidiary of the LLC Issuer.

     (kk) No Broker's Fees. Neither the LLC Issuer nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

     (ll) Rule 144A Eligibility. On each of the Closing Date and the Emergence Date, the Securities will not be of the same class as securities of the Issuers listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

     (mm) No Integration. Neither the LLC Issuer nor any of its affiliates (as defined in Rule 501 (b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

     (nn) No General Solicitation or Directed Selling Efforts. None of the LLC Issuer or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S"), and all such persons have complied with the offering restrictions requirement of Regulation S.

     (oo) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

     (pp) No Stabilization. Neither the Issuers nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     (qq) Margin Rules. None of the issuance, sale and delivery of the Securities, the consummation of the Emergence Transactions or the application of the proceeds thereof by the Issuers as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

     (rr) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (ss) Statistical and Market Data. Nothing has come to the attention of the Issuers that has caused the Issuers to believe that the statistical and market-related data included in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

     4. Further Agreements of the Issuers and the Guarantors. The Issuers and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

     (a) Delivery of Copies. The Issuers will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

     (b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Issuers will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum, amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

     (c) Amendments or Supplements. Before preparing, using, authorizing, approving or referring to any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities (which written communication shall be listed on Annex A hereto), the Issuers will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

     (d) Notice to the Representative. The Issuers will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose;
(ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

     (e) Ongoing Compliance of the Offering Memorandum. (1) If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Issuers will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information so that any of the Time of Sale Information will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Issuers will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraphs (b) and (c) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

     (f) Blue Sky Compliance. The Issuers will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Issuers nor any of the Guarantors shall be required to
(i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (g) Clear Market. During the period from the date hereof through and including the date that is 180 days after the date hereof, the Issuers and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers or any of the Guarantors and having a tenor of more than one year.

     (h) Use of Proceeds. The Issuers will apply the net proceeds from the sale of the Securities released to the Issuers from the Escrow Account in the manner described in each of the Time of Sale Information and the Offering Memorandum under the heading "Use of proceeds".

     (i) Supplying Information. While the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Issuers and each of the Guarantors will, during any period in which the Issuers are not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (j) PORTAL and DTC. The Issuers will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through the DTC.

     (k) No Resales by the Issuers. Until the issuance of the Exchange Securities, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act.

     (l) No Integration. Neither the Issuers nor any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

     (m) No General Solicitation or Directed Selling Efforts. None of the Issuers or any of their affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

     (n) No Stabilization. Neither the Issuers nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     (o) Payment of Initial Purchasers' Commission. The Issuers will pay to the Initial Purchasers the Initial Purchasers' Commission immediately (and only) upon the release of the Escrow Funds to the Issuers (in which event the Issuers shall direct the Escrow Agent to pay such commission from the Escrow Funds as provided in the Escrow Agreement).

     (p) Credit Agreement. On or prior to the Emergence Date, the Issuers shall enter into the Credit Agreement. The Credit Agreement shall provide for commitments of up to $1,500 million and have terms and conditions consistent in all material respects with those described in each of the Time of Sale Information and the Offering Memorandum.

          5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) a written communication that contains no "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum, (ii) any written communication listed on Annex A or prepared pursuant to Section 3(b) or Section 4(c) above, (iii) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing, (iv) any written communication relating to or that contains the terms of the Securities or (v) any written communication that contains other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum.

          6. Conditions of Initial Purchasers' Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuers and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of the Issuers and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuers, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

     (b) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Issuers or any of their subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Issuers or any of their subsidiaries (other than an announcement with positive implications of a possible upgrading).

     (c) No Material Adverse Change. No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

     (d) Officer's Certificate. The Representative shall have received (i) on and as of the Closing Date a certificate, in form and substance reasonably satisfactory to the Representatives, of an executive officer of the Issuers and of each Guarantor who has specific knowledge of the Issuers' or such Guarantor's financial matters, substantially to the effect set forth in Annex E-1 or E-2, as the case may be, hereto and (ii) on the date hereof and on and as of the Closing Date, a certificate with respect to certain financial data contained in the Time of Sale Information and the Offering Memorandum, providing "management comfort" with respect to such information to the extent KPMG LLP is unable to provide such comfort, substantially to the effect set forth in Annex E-3 hereto; provided that the certificate delivered on the Closing Date shall use a "cut-off" date that is the same as the cut-off date for the "comfort letter" delivered on the Closing Date pursuant to clause 5(e).

     (e) Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Issuers, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Information and the Offering Memorandum; provided that these letters shall use a "cut-off" date no more than three business days prior to the date of this Agreement or the Closing Date, as the case may be.

     (f) Opinion of Counsel for the Issuers, (i) White & Case LLP, counsel for the Issuers and the Guarantors, shall have furnished to the Representative, at the request of the Issuers, their written opinion, dated the Closing Date and addressed to the Initial Purchasers in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-1 hereto and (ii) Steven B. Nickerson, Associate General Counsel, Finance of Mirant Corporation, shall have furnished to the Representative, at the request of the Issuers, his written opinion, dated the Closing Date and addressed to the Initial Purchasers in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D-2 hereto.

     (g) Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Emergence Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Emergence Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

     (i) Good Standing. The Representative shall have received on and as of each of the Closing Date and the Emergence Date satisfactory evidence of the good standing of the LLC Issuer and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

     (j) Escrow Agreement and Escrow Deposit. The Initial Purchasers shall have received a counterpart of the Escrow Agreement that shall have been executed and delivered by a duly authorized officer of each party thereto. The Additional Escrow Amount shall have been deposited into the Escrow Account.

     (k) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Issuers and each of the Guarantors.

     (l) PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

     (m) Additional Documents. On or prior to the Closing Date, the Issuers and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

     (n) Secretary's Certificate. Each of the Issuers and each Guarantor shall have delivered to the Representative a Secretary's Certificate, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex F hereto.

     (o) Plan of Reorganization and Escrow Arrangements. (i) The Plan of Reorganization, as confirmed by the Confirmation Order, shall be in full force and effect and, except as would not reasonably be expected to have a Material Adverse Effect, shall not have been reversed, modified, stayed or amended or be the subject of a pending appeal and at least ten (10) days shall have passed since the entry of the Confirmation Order and (ii) the Order, entered by the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division dated December 15, 2005, approving the Debtors' Emergency Motion to Facilitate Exit Financing and to Escrow Funds Pending the Effective Date (Docket No. 12572), shall be in full force and effect and, except as would not reasonably be expected to have a Material Adverse Effect, shall not have been reversed, modified, stayed or amended or be the subject of a pending appeal.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

     7. Indemnification and Contribution.

     (a) Indemnification of the Initial Purchasers. The Issuers and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any of the Time of Sale Information or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use therein; provided that the foregoing indemnity with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased Securities that are the subject thereof if (a) such untrue statement or omission or alleged untrue statement or omission made in the Preliminary Memorandum was eliminated or remedied in the Time of Sale Information (other than the Final Pricing Term Sheet and the Electronic Road Show (as such term is defined in Annex A)) and (b) such Time of Sale Information was not furnished to such person at or prior to the written confirmation of the sale of such Securities to such person, unless such failure to deliver was a result of non-compliance by the Issuers with
Section 4 of this Agreement. For the avoidance of doubt, the information contained in (x) Supplement to the Preliminary Offering Memorandum, dated December 19, 2005 and (y) Supplement to the Preliminary Offering Memorandum, dated December 20, 2005 shall be deemed "furnished" to investors for the purposes of the proviso in this Section 7(a) as such information has been made publicly available by the Issuers or their affiliates by means of a press release or a filing with the Commission under the Exchange Act.

     (b) Indemnification of the Issuers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the

Issuers or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in any of the Time of Sale Information and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the third paragraph and the fifth and sixth sentences of the fourteenth paragraph under the heading "Plan of Distribution."

     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person in such proceeding and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Issuers, the Guarantors, their respective officers and directors and any control persons of the Issuers and the Guarantors shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) Contribution. If the indemnification provided for in paragraphs (a) and
(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

     8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Issuers, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuers or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the

Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum or (v) the representation in Section 3(b) is incorrect in any respect.

     9. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Issuers or the Guarantors, except that the Issuers and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

     (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

     10. Payment of Expenses, (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any stamp, transfer, documentary or similar taxes imposed by the United States or any State thereof payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuers' and the Guarantors' counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Issuers in connection with any "road show" presentation to potential investors.

     (b) If (i) this Agreement is terminated pursuant to Section 8 (other than pursuant to clause (v) of Section 8 if the Issuers and the Initial Purchasers subsequently enter into another agreement for the Initial Purchasers to purchase the same or substantially similar securities of the Issuers), (ii) the Issuers for any reason fail to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Issuers and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuers, the Guarantors or the Initial Purchasers.

     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "Exchange Act" means the Securities Exchange Act of 1934, as amended; (d) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (e) the term "written communication" has the meaning set forth in Rule 405 under the Securities Act.

     14. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-270-1063); Attention: Larry Landry. Notices to the Issuers and the Guarantors shall be given to them at Mirant North America, LLC, 1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338, fax: (678) 579-5589; Attention: Senior Vice President and Treasurer (with a copy to Executive Vice President and General Counsel).

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                            [Signature pages follow]

                                        Very truly yours,

                                        MIRANT NORTH AMERICA ESCROW, LLC


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President, Chief
                                               Financial Officer & Treasurer


                                        MIRANT NORTH AMERICA, LLC


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President, Chief
                                               Financial Officer & Treasurer


                                        MNA FINANCE CORP.


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President, Chief
                                               Financial Officer & Treasurer


                                        MIRANT TEXAS MANAGEMENT, LLC


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President & Treasurer


                                        MIRANT TEXAS, LP

                                        By: Mirant Texas Management, LLC
                                        Its: General Partner


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President & Treasurer

                                        MIRANT CALIFORNIA, LLC


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President & Treasurer


                                        MIRANT POTRERO, LLC


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President & Treasurer


                                        MIRANT DELTA, LLC


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President & Treasurer


                                        MIRANT CANAL, LLC


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President & Treasurer


                                        MIRANT KENDALL, LLC


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President & Treasurer


                                        MIRANT ZEELAND, LLC


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President & Treasurer

                                        MIRANT SPECIAL PROCUREMENT, INC.


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President & Treasurer


                                        MLW DEVELOPMENT, LLC

                                        By: Mirant Texas Management, LLC
                                        Its: Sole Manager


                                        By /s/ J. William Holden III
                                           -------------------------------------
                                        Name: J. William Holden III
                                        Title: Senior Vice President & Treasurer

Accepted: December 20, 2005

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers listed in
Schedule 1 hereto.


By /s/ Illegible
   ----------------------------------
   Authorized Signatory